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                                                                   EXHIBIT 23.1

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

To Trex Medical Corporation:

  As independent public accountants, we hereby consent to the use of our reports (and to all references to our Firm) included in or made a part of this Registration Statement and related Prospectus of Trex Medical Corporation.

                                          Arthur Andersen LLP

Boston, Massachusetts

May 16, 1996